Exhibit 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE "BLUE SKY" LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE "BLUE SKY" LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                             STOCK PURCHASE WARRANT
                            TO PURCHASE COMMON STOCK

Expires January 15, 2008                                      Warrant No.______


         THIS CERTIFIES that, for value received, _____________________, ("Holder"), or its registered assigns, (each a Holder) is entitled to purchase from Noble Roman's, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Indiana, at the purchase price of $1.25 per share (the "Warrant Purchase Price") at any time after the date hereof, to and including (but not thereafter) January 15, 2008, ____________________ (______)
fully paid and non-assessable shares of the Company's no par value Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

         1. The rights represented by this Warrant may be exercised by the registered holder hereof, in whole or in part (but not as to a fractional share of no par value Common Stock) by the surrender of this Warrant (properly endorsed if required) at the office of any duly appointed transfer agent for the Company's no par value Common Stock or at the office of the Company, (or such other place as the Company may designate in writing) and payment to it for the account of the Company, by instrument representing immediately available funds, of the Warrant Purchase Price for such shares. The Company agrees that the shares so purchased shall be and shall be deemed to be issued to the registered holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the registered holder hereof within such time.

         2. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         3. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of no

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par value Common Stock to provide for the exercise in full of the rights represented by this Warrant .

     4. The above provisions are, however, subject to the following:

     (a) In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the exercise thereof: (i) pay to the holders of no par value Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify the outstanding shares of no par value Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate with or merge into, or transfer all or substantially all of its assets to another corporation; or (iv) make any distribution of its assets upon or with respect to the no par value Common Stock as a liquidating or partial liquidating dividend or by way of return of capital, other than as a dividend payable out of funds legally available therefore; then, upon the subsequent exercise of this Warrant, the registered holder thereof shall receive for the Warrant Purchase Price, in addition to or in substitution for the shares of no par value of Common Stock to which such holder would otherwise be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation or merger or transfer, or such assets of the Company which such holder would have been entitled to receive had he exercised this Warrant immediately prior to the happening of any of the foregoing events.

     (b) Upon the happening of any of the events described in Section 4(a), then in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such registered holder as shown on the books of the Company, stating the adjusted number of shares of no par value Common Stock or other securities or properties purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the computation made hereunder and such determination shall be binding upon the holder of this Warrant.

     5. In the event that any of the following events shall occur during the term of this Warrant:

     (i) There occurs a change in control in the ownership of the Company; such that fifty percent (50%) or more of the stock of the Company is transferred to unrelated third parties;
     (ii) There occurs a merger or consolidation in which the present owners of the Company do not retain at least fifty percent (50%) of the outstanding stock;
     (iii) The Company is liquidated; or
     (iv) There occurs a sale of substantially all of the assets of the Company;

(each a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the holder shall no longer have the right to purchase common stock, but instead shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property which the holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to such effective date. The provisions of this
Section 5 shall similarly apply to successive Capital Reorganizations.

     6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a Shareholder of the Company.

     7. The holder, by acceptance thereof, represents and warrants that the holder is acquiring such securities for the holder's own account for investment and not with a view to or in connection with any offering or distribution, and the holder has no present intention of selling or otherwise disposing of such securities. In making such representations and warranties, the holder intends that the Company rely thereon and understands that, as a result of such reliance, such securities are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because of exemptions therefrom, including those exemptions relating to transactions not involving a public offering.

     8. The holder of this Warrant, by acceptance thereof, agrees to give written notice to the Company before transferring or agreeing to transfer this Warrant of such holder's intention to do so, describing briefly the manner of such proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to Company counsel. If in the opinion of such counsel the proposed transfer may be effected without registration under the Securities Act (or any state "Blue Sky" law) the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant in the manner so described in the notice delivered by such holder to the Company, but not otherwise.

     9. Each certificate representing this Warrant and each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following legend:

     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE "BLUE SKY" LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE "BLUE SKY" LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

unless, in the opinion of counsel acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act and any applicable state "Blue Sky" laws. Upon any permitted transfer pursuant to this Section 9 which is effected on the books of the Company, the Company shall treat the registered holder hereof as the owner for all purposes.

     10. This Warrant is exchangeable, at the Company's expense, upon the surrender thereof by the registered holder thereof at the principal office of the Company, for new Warrants of like tenor and series representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased thereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said registered holder thereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company or, in the case of any original holder of Warrants, of an Agreement by such registered holder to indemnify the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder thereof a new Warrant of like tenor and series in lieu of this Warrant representing the right to subscribe for and purchase the number of shares which may be subscribed for and purchased thereunder.

     IN WITNESS WHEREOF, Noble Roman's, Inc. has caused this Warrant to be executed by its duly authorized officer this___ day of ____________, _____.



                                                 Noble Roman's, Inc.



                                                 By: /s/ Paul W. Mobley
                                                     ------------------------
                                                     Paul W. Mobley, Chairman